EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 2, 2018 relating to the audited financial statements for the year ending December 31, 2017 of Worlds, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ L&L CPAS, PA

L&L CPAS, PA

April 30, 2018